环球律师事务所
GLOBAL LAW OFFICE

April 23 , 2026

Cheetah Mobile Inc.

Building No. 11

Wandong Science and Technology Cultural Innovation Park

No.7 Sanjianfangnanli

Chaoyang District, Beijing 100124

People's Republic of China

Dear Sirs,

We hereby consent to the reference of our name under the headings "Item 3. Key Information—D. Risk Factors", "Item 4. Information on the Company—B. Business Overview—Regulations" and "Item 4. Information on the Company—C. Organizational Structure" in Cheetah Mobile Inc.'s Annual Report on Form 20-F for the year ended December 31, 2025 (the "**Annual Report**"), which will be filed with the Securities and Exchange Commission (the "**SEC**") in the month of April 2026, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-199577) filed with the SEC on October 24, 2015 of the summary of our opinions and advice under the headings "Item 3. Key Information—D. Risk Factors," "Item 4. Information on the Company—B. Business Overview—Regulation" and "Item 4. Information on the Company—C. Organizational Structure" in the Annual Report. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

北京市环球律师事务所
CGLO
BEIJING GLOBAL LAW OFFICE

____

Global Law Office

北京市朝阳区建国路81号
华贸中心1号写字楼15层&20层
邮编: 100025
15 & 20/F
Tower 1, China Central Place,
No. 81 Jianguo Road,
Chaoyang District,
Beijing 100025, China
电话/T. (86 10) 6584 6688
传真/F. (86 10) 6584 6666

上海市徐汇区淮海中路999号
环贸广场办公楼一期35层&36层
邮编: 200031
35 & 36/F
Shanghai One ICC,
No. 999 Middle Huai Hai
Road, Xuhui District,
Shanghai 200031, China
电话/T. (86 21) 2310 8288
传真/F. (86 21) 2310 8299

深圳市南山区深南大道9668号
华润置地大厦B座27层
邮编: 518052
27/F Tower B,
China Resources Land
Building, No. 9668 Shennan
Avenue, Nanshan District,
Shenzhen 518052, China
电话/T. (86 755) 8388 5988
传真/F. (86 755) 8388 5987

成都市高新区天府大道北段966号
天府国际金融中心11号楼36层&37层
邮编: 610041
36 & 37/F Building 11, Tianfu
International Finance Center,
No. 966 Tianfu Avenue North
Section, High-tech Zone,
Chengdu 610041, China
电话/T. (86 28) 8605 9898
传真/F. (86 28) 8313 5533

苏州市姑苏区广济南路369号
苏州华贸中心写字楼1幢16层
邮编: 215008
16/F Tower 1, China Central
Place, Suzhou, No. 369
Guangji South Road,
Gusu District, Suzhou
215008, China
电话/T. (86 512) 8218 8868
传真/F. (86 512) 8218 8808